Exhibit 21.1
SUBSIDIARIES OF
LEAP THERAPEUTICS, INC.
Subsidiary	Jurisdiction of Incorporation/Organization
GITR, Inc.	Delaware
HealthCare Pharmaceuticals Pty Ltd	Australia